EXHIBIT 99.1

Selected Financial Data.

The following table contains our selected historical consolidated financial data, which should be read in conjunction with our consolidated financial statements and the related notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in Exhibits 99.3 and 99.2, respectively, to the Current Report on Form 8-K. The selected financial data as of December 31, 2009 and 2008 and for the fiscal years ended December 31, 2009, 2008 and 2007 have been derived from our audited consolidated financial statements at those dates and for those periods contained in Exhibit 99.3 to the Current Report on Form 8-K. The historical selected financial data as of December 31, 2007, 2006 and 2005 and for the fiscal years ended December 31, 2006 and 2005 have been derived from our audited consolidated financial statements at those dates and for those periods not contained in the Form 8-K or exhibits thereto, as adjusted retrospectively for our acquisitions of the controlling interests in American Railcar Industries, Inc. (“ARI”) and Viskase Companies, Inc. (“Viskase”).

	Year Ended December 31,
	2009	2008	2007	2006	2005
	(In Millions, Except Per Unit Amounts)
Statement of Operations Data:
Total revenues	$8,605	$6,138	$3,457	$3,693	$2,138
Income (loss) from continuing operations	$1,224	$(3,142)	$510	$1,046	$288
Income from discontinued operations	1	485	84	850	23
Net income (loss)	1,225	(2,657)	594	1,896	311
Less: Net (income) loss attributable to non-controlling interests	(972)	2,631	(272)	(768)	(227)
Net income (loss) attributable to Icahn Enterprises	$253	$(26)	$322	$1,128	$84
Net income (loss) attributable to Icahn Enterprises allocable to:
Limited partners	$229	$(57)	$103	$507	$(21)
General partner	24	31	219	621	105
Net income (loss) attributable to Icahn Enterprises	$253	$(26)	$322	$1,128	$84
Net income (loss) attributable to Icahn Enterprises from:
Continuing operations	$252	$(511)	$233	$331	$56
Discontinued operations	1	485	89	797	28
Net income (loss) attributable to Icahn Enterprises	$253	$(26)	$322	$1,128	$84
Basic income (loss) per LP Unit:
Income (loss) from continuing operations	$3.04	$(7.84)	$0.24	$0.03	$(0.87)
Income from discontinued operations	0.01	7.04	1.34	8.19	0.50
Basic income (loss) per LP unit	$3.05	$(0.80)	$1.58	$8.22	$(0.37)
Basic weighted average LP units outstanding	75	71	65	62	54
Diluted income (loss) per LP Unit:
Income (loss) from continuing operations	$2.96	$(7.84)	$0.24	$0.03	$(0.87)
Income from discontinued operations	0.01	7.04	1.34	8.19	0.50
Diluted income (loss) per LP unit	$2.97	$(0.80)	$1.58	$8.22	$(0.37)
Dilutive weighted average LP units outstanding	79	71	65	62	54
Other Financial Data:
EBITDA attributable to Icahn Enterprises(1)	$798	$866	$584	$1,432	$394
Adjusted EBITDA attributable to Icahn Enterprises(1)	922	478	472	475	243
Cash distributions declared, per LP Unit	1.00	1.00	0.55	0.40	0.20
Balance Sheet Data:
Cash and cash equivalents	$2,256	$2,917	$2,424	$1,929	$396
Investments	5,405	4,531	6,445	3,462	3,405
Property, plant and equipment, net	2,958	3,179	801	777	610
Total assets	18,886	19,730	13,318	9,841	7,526
Debt	5,186	4,977	2,441	1,063	958
Preferred limited partner units	136	130	124	118	112
Equity attributable to Icahn Enterprises	2,834	2,564	2,486	2,985	1,845

(1)
EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation, depletion and amortization. We define Adjusted EBITDA as EBITDA excluding the effects of impairment, restructuring costs, expenses associated with U.S. based funded pension plans, purchase accounting inventory adjustments, discontinued operations and gains/losses on extinguishment of debt. We present EBITDA and Adjusted EBITDA on a consolidated basis, net of the effect of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA and Adjusted EBITDA to investors have economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the operating performance of our business without regard to potential distortions introduced by interest, taxes and depreciation and amortization and the effects of impairment, restructuring costs, expenses associated with U.S. based funded pension plans, purchase accounting inventory adjustments, discontinued operations and gains/losses on extinguishment of debt. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these recurring charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA and Adjusted EBITDA present meaningful measures of corporate performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA and Adjusted EBITDA:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation, depletion and amortization are non-cash charges, the assets being depreciated, depleted or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA and Adjusted EBITDA are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance. The following table reconciles, on a basis attributable to Icahn Enterprises, net income attributable to Icahn Enterprises to EBITDA and EBITDA to Adjusted EBITDA for the periods indicated. In addition, Adjusted EBITDA for prior periods has been revised to conform to our current calculation. EBITDA results for prior periods have been adjusted in order to properly be reflected on a basis attributable to Icahn Enterprises:

	For the Year Ended December 31,
	2009	2008	2007	2006	2005
	(In Millions)
Net income (loss) attributable to Icahn Enterprises	$253	$(26)	$322	$1,128	$84
Interest expense	268	295	177	137	121
Income tax (benefit) expense	(40)	327	36	3	39
Depreciation, depletion and amortization	317	270	49	164	150
EBITDA attributable to Icahn Enterprises	$798	$866	$584	$1,432	$394
Impairment of assets(a)	$34	$337	$20	$7	$—
Restructuring costs(b)	37	117	13	8	2
Purchase accounting inventory adjustment(c)	—	54	—	—	—
Expenses associated with U.S. based funded pension plans(d)	50	3	—	—	—
Discontinued operations(e)	(1)	(753)	(145)	(972)	(153)
Net loss (gain) on extinguishment of debt(f)	4	(146)	—	—	—
Adjusted EBITDA attributable to Icahn Enterprises	$922	$478	$472	$475	$243

(a)
Represents asset impairment charges, primarily relating to our Automotive segment for the fiscal year ended December 31, 2008, or fiscal 2008, related to goodwill and other indefinite-lived intangible assets.

(b)
Restructuring costs represent expenses incurred by our Automotive and Home Fashion segments, relating to efforts to integrate and rationalize businesses and to relocate manufacturing operations to best-cost countries.

(c)
In connection with the application of purchase accounting upon the acquisition of Federal-Mogul, we adjusted Federal-Mogul’s inventory balance as of March 1, 2008 to fair value. This resulted in an additional non-cash charge to cost of goods sold during fiscal 2008 which is reflected net of non-controlling interests.

(d)	Represents expense associated with Federal-Mogul’s U.S. based funded pension plans, net of non-controlling interests.
(e)
Discontinued operations primarily include the operating results of and gains on sales of our former oil and gas operations which were sold in November, 2006 and our former gaming segment, American Casino & Entertainment Properties, LLC, which was sold in February 2008.

(f)
During the fourth quarter of fiscal 2008, we purchased outstanding debt of entities in our consolidated financial statements in the principal amount of $352 million and recognized an aggregate gain of $146 million.